UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by the registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the registrant's management as well as estimates and assumptions made by the registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the registrant or the registrant's management identify forward-looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant's industry, the registrant's operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the registrant believes that the expectations reflected in the forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 7.01	REGULATION FD DISCLOSURE.

Today, September 10, 2015, Mr. James Joyce, Chief Executive Officer of Aethlon Medical, Inc. (the “Company”), presented at the Rodman & Renshaw 17th Annual Global Investment Conference. A link to the presentation may be accessed on the Company’s website under the investor relations section of the website. The website address is www.aethlonmedical.com. No portion of the website shall be deemed to be incorporated into this Current Report on Form 8-K.

Among other topics discussed in the presentation, Mr. Joyce provided a brief update on near term corporate objectives identified during the Company’s earnings release call held on August 13, 2015, as follows:

•	The Company has received verbal confirmation from the Defense Advanced Research Projects Agency (DARPA) that its multi-year contract with DARPA will be renewed for an additional one-year period. While the Company has been informally advised that the contract will be renewed for the additional one-year period, there can be no assurance that written confirmation of renewal will be delivered to the Company or that the terms of the contract will not be modified.
•	The Company has initiated its clinical study at the National Institute of Virology (NIV) in India to test the Aethlon Hemopurifier® as a candidate to treat Chikungunya, a debilitating mosquito borne virus. NIV is one of the major institutes of the Indian Council of Medical Research and is a World Health Organization collaborating center.
•	The first patient has been enrolled in the Company’s cancer study at U.C. Irvine Medical Center in California. The study will seek to enroll five individuals in each of nine defined tumor types for a total study population of up to 45 subjects. The study endpoints include establishing baseline exosome levels and monitoring changes in circulating exosome concentration associated with tumor treatment and the association of longitudinal changes in circulating exosome concentrations with response to treatment. The clinical study will also provide data to help direct future clinical investigations of the Aethlon Hemopurifier® as a therapeutic candidate to reduce the presence of circulating tumor-derived exosomes, which are known to suppress the immune system of cancer patients and contribute to the spread of metastasis.
•	A manuscript has been submitted for potential publication relating to data from the “Diagnosing and Evaluating Traumatic Encephalopathy using Clinical Tests (DETECT)” study. The DETECT study examined potential biomarkers for Chronic Traumatic Encephalopathy (CTE) by studying a sample of former professional American football players and a control group of same-age men without any history of brain trauma from contact sport involvement. In connection with the DETECT study, researchers at Exosome Sciences, Inc. (the Company’s majority-owned subsidiary) have been applying proprietary techniques to isolate microscopic exosomes that transport CTE associated tau protein (tausomes) across the blood brain barrier.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Presentation materials – Rodman & Renshaw Conference – September 10, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: September 10, 2015	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Presentation materials – Rodman & Renshaw Conference – September 10, 2015

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